Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

STATE BANCORP, INC.

These By-laws are supplemental to the New York Business Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 101.                                Place of Meetings.

All meetings of the stockholders shall be held at such place or places, within or without the State of New York, as shall be determined by the Board of Directors from time to time.

Section 102.                                Annual Meetings.

The annual meeting of the stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors.  Any business which is a proper subject for stockholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law or these By-Laws.

Section 103.                                Special Meetings.

Special meetings of the stockholders may be called at any time only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”) or the Chief Executive Officer.

Section 104.                                Notice of the Meetings.

(a)           Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally or by first class mail, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation or at such other address given by the stockholder in accordance with law.

(b)           Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 105.                                Conduct of Stockholders' Meetings; Adjournment.

(a)           The Chief Executive Officer shall preside at all stockholders' meetings.  In the absence of the Chief Executive Officer, such other officer as shall be appointed by the Board shall preside at any meeting of shareholders.  The Officer presiding over the stockholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting, and shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the stockholders' meeting.  Subject to Section 202 of these By-Laws, unless the Officer presiding over the stockholders' meeting otherwise requires, stockholders need not vote by ballot on any question.

(b)           The presiding Officer at a stockholders' meeting or a majority of the shares of the Corporation present thereat, represented in person or by proxy, may adjourn the meeting from time to time, whether or not there is a quorum.  No notice of the time and place of adjourned meetings need be given except as required by law.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 106.                                Inspectors of Election.

Two inspectors of election shall be appointed by the Board of Directors to serve at each annual or special meeting of stockholders and to make a written report thereof, and if any inspector shall fail to serve, the presiding Officer shall appoint an inspector in his place.  Such inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives.

Section 107.                                Action of Stockholders.

Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors (which is governed by Section 202 of these By-Laws), the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 108.                                Notice of Stockholder Business and Nominations.

(a)           Annual Meetings of Stockholders.

(1)         Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting, who (in the case of nominations of persons for election to the Board of Directors of the Corporation) is entitled to cast votes with respect to at least five (5) percent of the outstanding capital stock of the Corporation and who complies with the notice procedures set forth in this By-Law.

(2)         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.  Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reason for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the books of the Corporation, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)         Notwithstanding anything in the second sentence of paragraph (a)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

(c)           General.

(1)         Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible for serve as directors and only such business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law.  Except as otherwise required by law, the Officer presiding over such stockholders' meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(2)         For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)         Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law.  Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE II

DIRECTORS AND BOARD MEETINGS

Section 201.                                Management by Board of Directors.

The business and affairs of the Corporation shall be managed by its Board of Directors.  The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation of these Bylaws directed or required to be exercised or done by the stockholders.

Section 202.                                Procedure for Election of Directors; Required Vote.

Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.

Section 203.                                Directors Must be Stockholders.

Every Director must be a stockholder of the Corporation and shall own in his/her own rights the number of shares (if any) required by law in order to qualify as such Director.  Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Directors vacated.

Section 204.                                Eligibility and Mandatory Retirement.

Commencing with the annual meeting of the stockholders in 1987, no person shall be eligible to be newly elected or appointed as a Director as he/she shall have attained the age of seventy-two (72) years on or prior to the date of his/her election.  Notwithstanding the foregoing, the mandatory retirement provisions of this section shall no apply retroactively to those Directors elected as Interim Directors at the first meeting of the Board of Directors of the Corporation, nor thereafter, should they desire to stand for re-election thereafter.  Any Director of this Corporation, with the exception of the Interim Directors as specified above, who attains the age of seventy-two (72) years shall cease to be a Director (without any action on his/her part) at the close of business on the day prior to the date of the next stockholders' meeting at which directors are to be elected regardless of whether or not his/her term as a Director would otherwise expire at such stockholders' meeting.  The Board of Directors may designate one or more persons as honorary members of the Board.  Such honorary members may attend meetings of the Board but shall have no authority to vote.

Section 205.                                Number of Directors.

The Board of Directors shall consist of not less than five (5) nor more than fifteen (15) stockholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or, subject to Section 108 of these By-Laws, by resolution of the stockholders at any annual or special meeting thereof.

Section 206.                                Classification of Directors.

The Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, consisting of not more than five (5) Directors; Class 2, consisting of not more than five (5) Directors; and Class 3, consisting of not more than five (5) Directors.  The initial Directors of Class 1 shall serve until the first (1st) annual meeting of the stockholders.  At the first (1st) annual meeting of the stockholders, the Directors of Class 1 shall be elected or a term of three (3) years, and after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 2 shall serve until the second (2nd) annual meeting of stockholders.  At the second (2nd) annual meeting of the stockholders, the Directors of Class 2 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms.  The initial Directors of Class 3 shall serve until the third (3rd) annual meeting of stockholders.  At the third (3rd) annual meeting of stockholders, the Directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms.  Each Director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as herein provided has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

Section 207.                                Vacancies.

Except as otherwise required by law, vacancies occurring on the Board, and any newly created Directorships resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the Directors then in office.  Any Director elected to fill a vacancy in the Board of Directors shall become a member of the same Class of Directors in which the vacancy existed; but if the vacancy is due to an increase in the number of Directors a majority of the members of the Board of Directors shall designate such directorship as belonging to Class 1, Class 2 or Class 3 so as to maintain the three (3) classes of Directors as nearly equal in number as possible.  Each Director so elected shall be a Director until his/her successor is elected by the stockholders, who shall make such election at the next annual meeting of the stockholders or at any special meeting duly called for that purpose and held prior thereto.

Section 208.                                Quorum.

One third of the Board of Directors shall constitute a quorum, but in no event may a quorum be constituted by less than five (5) directors.

Section 209.                                Regular Meetings.

Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting.  The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of stockholders at which the Directors are elected.  Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors.  If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors, shall decide each matter considered.  A director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board of Directors.

Section 210.                                Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, or in the absence of both, at the request of three or more members of the Board of Directors.  A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors.  Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board (a) if by mail, at least seventy-two (72) hours or (b) if by telecopy, facsimile, telegraph, cable or other recorded communications or delivered personally or by telephone, not less than six hours before the time of such meeting, excepting the Organization Meeting following the election of Directors.  Notices shall be given to each director at the addresses that he has furnished to the Secretary as the address for such notices.

Waiver of Notice in writing by any director of any special meeting of the Board or of any committee thereof, whether prior or subsequent to such meeting, or attendance at such meeting by any director, shall be equivalent to notice to such directors of such meeting.

Section 211.                                Report and Records.

The reports of Officer and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting.  The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose.  When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

Section 212.                                           Conduct of Meetings.

Meetings of the Board shall be presided over by the Chief Executive Officer or such other director or officer as the Board shall designate.  The Secretary, or in his or her absence, a person appointed by the Chief Executive Officer (or other presiding person), shall act as secretary of the meeting.  The Chief Executive Officer (or such other presiding person) shall conduct all meetings of the Board in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings.  Any one or more directors may participate in a meeting of the Board or a Committee of the Board by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at such meeting.

ARTICLE III

COMMITTEES

Section 301.                                Committees.

The Committees of the Board of Directors shall be established by the Board of Directors from time to time at its discretion.  The Board shall determine the purposes and powers of such committees.

Section 302.                                Appointment of Committee Members.

The Board of Directors shall elect the members of the Committees and the Chairman and Vice Chairman, if any, of each such Committee to serve until the next annual meeting of stockholders.

Section 303.                                Organization and Proceedings.

Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other Officers, except the Chairman and Vice Chairman, as it may deem necessary.  A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 211 of these By-laws.

ARTICLE IV

OFFICERS

Section 401.                                Officers.

The Board shall at each annual meeting, elect a Chairman of the Board, a President, a Secretary and a Treasurer.  The Board may, at each annual meeting, elect a Chairman and such other Officers and Assistant Officers as the Board of Directors may from time to time deem advisable.  Except for the Chairman of the Board, the President and Secretary, the Board may refrain from filling any of the said offices at any time and from time to time.  Except as otherwise required by applicable law, the same individual may hold any two (2) or more offices.  The Officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine.  The Board shall designate either the Chairman of the Board or the President as the Chief Executive Officer and another Officer as the Chief Financial Officer.  Any Officer may be removed at any time, with or without cause, and regardless of the term for which such Officer was elected, but without prejudice to any contract right of such Officer.  Each Officer shall hold his office for the current year for which he was elected or appointed by the Board unless he shall resign, becomes disqualified, or be removed at the pleasure of the Board of Directors.

Section 402.                                Chairman of the Board.

The Board of Directors shall elect a Chairman of the Board at the first regular meeting of the Board following each annual meeting at which Directors are elected.  The Chairman of the Board shall be a member of the Board of Directors and shall perform such duties as may be prescribed by the Board of Directors.  The Chairman of the Board may, but need not be, an officer of the Corporation.

Section 403.                                Chief Executive Officer.

The Chief Executive Officer shall be so designated by the Board and shall also hold the title of Chairman of the Board, and/or President.  The Chief Executive Officer of the Corporation, subject to the direction of the Board, shall be responsible for assuring that the policy decisions of the Board are implemented as formulated.  The Chief Executive Officer shall be responsible, in consultation with such Officers or members of the Board as he or she deems appropriate, for planning the growth of the Corporation.  The Chief Executive Officer shall be responsible for shareholder relations, relations with investment bankers, other similar financial institutions and financial advisors, and shall be empowered to designate Officers of the Corporation and its subsidiaries to assist in such activities.  The Chief Executive Officer shall be principally responsible for exploring opportunities for mergers, acquisitions and new business.  The Chief Executive Officer shall have the general supervision and direction of all of the Corporation’s Officers, subject to and consistent with the policies enunciated by the Board.  The Chief Executive Officer shall be authorized to sign instruments in the name of the Corporation.  The Chief Executive Officer shall have such other powers as may be assigned to such Officer by the Board or its committees.  The Chief Executive Officer shall be a member ex-officio, with power to vote on all matters, of all committees of the Board, except the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, subject to the limitations prescribed by law and applicable stock exchange listing requirements.

Section 404.                                President.

The President shall be a member of the Board of Directors and shall be subject to the direction of the Board.  The President shall perform such duties as from time to time may be assigned to him or her by these By-Laws or the Board.  The President shall be a member ex-officio, with power to vote on all matters, of all committees of the Board, except the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, subject to the limitations prescribed by law and applicable stock exchange listing requirements.

Section 405.                                Secretary.

The Secretary shall act under the supervision of the President or such other Officers as the President may designate.  Unless the Board has elected a Secretary to the Board of Directors, or unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing Committees when required by these By-laws or otherwise.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors.  The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it.  The Secretary shall perform such other duties as may be prescribed by the Board of Directors, President, or such other Supervising Officer as the President may designate.

Section 406.                                Treasurer.

The Treasurer shall act under the supervision of the President or such other Officer as the President may designate.  The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other Supervising Officer as the President may designate.

Section 407.                                Secretary to the Board of Directors.

The Secretary to the Board of Directors shall attend all meetings of the Board of Directors and of the Executive Committee and record all of the proceedings of such meetings, and shall perform like duties for the committees of the Board when requested.

Section 408.                                General Powers.

The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V

INDEMNIFICATION

Section 501.                                Mandatory Indemnification.

(a)           The Corporation shall, to the full extent permitted by the New York Business Corporation Law, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a director, officer or employee of the Corporation or any of its subsidiaries or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 501, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.  Any right of indemnification so provided shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the New York Business Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

(b)           To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceedings for which indemnification is claimed a Change of Control, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(c)           If a claim under paragraph (a) of this Section 501 is not paid in full by the Corporation within thirty days after a written claim pursuant to paragraph (b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the New York Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New York Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d)           If a determination shall have been made pursuant to paragraph (b) of this Section 501 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Section 501.

(e)           The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Section 501 that the procedures and presumptions of this Section 501 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

(f)           The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise.  No repeal or modification of this Section 501 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(g)           The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this Section 501, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

(h)           The Corporation may, to the extent authorized from time to time by the Board of Directors or the stockholders of the Corporation by resolution thereof, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 501 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, or to any directors or officers of the Corporation to the extent such rights are permitted by law and not available under this Section 501.

(i)           If any provision or provisions of this Section 501 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Section 501 (including, without limitation, each portion of any paragraph of this Section 501 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 501 (including, without limitation, each such portion of any paragraph of this Section 501 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(j)           For purposes of this By-Law:

(1)           "Change of Control" means

(A)           The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of the Corporation's Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (C) of this Section 501(j)(1); or

(B)           Individuals who, as of September 23, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 23, 1997 whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs  as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C)           Consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Corporation's outstanding common stock and outstanding voting securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D)           Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(2)            "Disinterested Director" means a director of the Corporation who is not and was not a party to the action or proceeding in respect of which indemnification is sought by the claimant.

(3)            "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

(k)           Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE VI

SHARES OF CAPITAL STOCK

Section 601.                                Certificates of Stock.

The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the New York Business Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued.  Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder.  Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of New York, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented.  Each certificate shall be signed either manually or by facsimile, by (i) the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof.  If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of New York, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation, these By-Laws, any agreement among shareholders or any agreement between shareholders and the Corporation.

Section 602.                                Transfer of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.  If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 603.                                           Lost, Stolen or Destroyed Certificates.

Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

ARTICLE VII

GENERAL

Section 701.                                Fiscal Year.

The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

Section 702.                                Record Date.

The Board of Directors may fix any time whatsoever not less than ten (10) nor more than fifty (50) days prior to the date of any meeting of stockholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

Section 703.                                Emergency By-Laws.

In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following By-Laws provisions shall be in effect, notwithstanding any other provisions of the By-Laws:

(a)           A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

(b)           The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

(c)           These By-Laws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

Section 704.                                Severability.

If any provision of these By-Laws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these By-Laws and such other provisions shall continue in full force and effect.

ARTICLE VIII

AMENDMENT OR REPEAL

Section 801.                                Amendment or Repeal by the Board of Directors.

These By-Laws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened.  Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

Section 802.                                Recording Amendments and Repeals.

The text of all amendments and repeals to these By-Laws shall be attached to the By-Laws with a notation of the date and vote of such amendment or repeal.

ARTICLE IX

APPROVAL OF AMENDED BY-LAWS AND
RECORD OF AMENDMENTS AND REPEALS

Section 901.                                Approval and Effective Date.

These Amended and Restated By-laws have been approved as the By-laws of the Corporation this 23rd day of September, 1997, and shall be effective as of said date.

Section 902.                                Amendments or Repeals.

Section Involved	Date Amended or Repealed	Approved By

102, 103, 104, 105, 106, 107, 108, 201, 202, 205, 207, 210, 401, 402, 403, 501, 502, 902	September 23, 1997	Board of Directors of the Corporation

210, 401, 402, 403, 902	April 29, 2003	Board of Directors of the Corporation

103, 105, 210, 212, 401, 402, 403, 404, 601, 602, 603	June 26, 2007	Board of Directors of the Corporation